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                                                                    Exhibit 1.01
                                 TERMS AGREEMENT


                                  July 11, 2000



Citigroup Inc.
153 East 53rd Street
New York, New York 10043

Attention: Chief Financial Officer

Ladies and Gentlemen:

We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell (Y) 55,000,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.654% of the principal amount thereof, plus accrued interest, if any, from July 18, 2000. The Closing Date shall be July 18, 2000, at 8:30 A.M. at the office of the Company located at 153 East 53rd Street, New York, New York 10043.

The Securities shall have the following terms:

Title: .............................................     1.40% Notes due 2005

Maturity: ..........................................     July 18, 2005

Interest Rate: .....................................     1.40%

Interest Payment Dates: ............................    January 18 and July 18, commencing January 18, 2001

Initial Price to Public: ...........................    99.954%  of  the  principal  amount  thereof,   plus
                                                        accrued interest, if any, from July 18, 2000

Redemption Provisions: .............................    The  Securities  are not  redeemable  by the Company
                                                        prior to  maturity,  except upon the  occurrence  of
                                                        certain events involving United States taxation,  as
                                                        set forth in the  Prospectus  Supplement  dated July
                                                        10, 2000 to the Prospectus dated June 19, 2000.

Record Dates: ......................................    The  January  1 or July 1  preceding  each  Interest
                                                        Payment Date
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Additional Terms:

The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC"), the Euroclear System and
Clearstream Banking, societe anonyme, or their respective nominees, as described in the Prospectus Supplement relating to the Notes. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by such entities and their respective participants.
Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in Japanese Yen, provided however, that, as described in the Prospectus Supplement, when interests in the Securities are held through DTC, all payments in respect of such DTC Securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC Securities elects to receive payment in Japanese Yen. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

All the provisions contained in the document entitled "Primerica
Corporation-Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms
Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

Basic Provisions varied with respect to this Terms Agreement: (a) All references to Primerica Corporation shall refer to Citigroup Inc.; (b) In the first line of
Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-37992), including a prospectus (which prospectus also relates to $50,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (333-68949) (the "Predecessor
Registration Statement") and in each case not issued)" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statements on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House
(next day)" and insert in lieu thereof "federal or other same day"; (d) In the fourteenth line of the third paragraph of Section 3, delete the word
"definitive" and insert in lieu thereof "global"; (e) In the ninth line of
Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration
Statement (except that in the case of the Predecessor Registration Statement, only at its effective date)"; (f) In the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement," and insert in lieu thereof "the Registration Statement
(except that in the case of the Predecessor Registration Statement, only at its effective date)"; and (g) In the fourth line of Section 10, delete "65 East 55th
Street, New York, New York 10022," and insert in lieu thereof "153 East 53rd
Street, New York, New York 10043."

The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange.

The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities
Dealers, Inc.


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In addition to the legal opinions required by Sections 5(c) and 5(d) of the
Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher and Flom LLP, special tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax
Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition or the Securities to holders of Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to holders of Securities under current law.

Stephanie B. Mudick, Esq., Deputy General Counsel of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher and Flom LLP is special tax counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriters.

Please accept this offer no later than 9:00 o'clock p.m. Eastern Standard Time on July 11, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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"We hereby accept your offer, set forth in the Terms Agreement, dated July 11,
2000, to purchase the Securities on the terms set forth therein."


                                        Very truly yours,

                                        SALOMON BROTHERS INTERNATIONAL LIMITED
                                        BEAR, STEARNS INTERNATIONAL LIMITED
                                        DAIWA SECURITIES SB CAPITAL MARKETS
                                          EUROPE LIMITED
                                        DEUTSCHE BANK AG LONDON
                                        GOLDMAN SACHS INTERNATIONAL
                                        IBJ INTERNATIONAL PLC
                                        NOMURA INTERNATIONAL PLC
                                        SANWA INTERNATIONAL PLC
                                        TOKYO-MITSUBISHI INTERNATIONAL PLC

                                        By: SALOMON BROTHERS INTERNATIONAL
                                            LIMITED

                                        By: /s/ Martha D. Bailey
                                            Name: Martha D. Bailey
                                            Title: First Vice President




ACCEPTED:

CITIGROUP INC.

By: /s/ Firoz B. Tarapore
         Name: Firoz B. Tarapore
         Title: Deputy Treasurer



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                                                 Annex A

                                                                                       Principal
Agent                                                                                    Amount
--------------------------------------------------------------------------------  --------------------
SALOMON BROTHERS INTERNATIONAL LIMITED..........................................     (Y)48,400,000,000
BEAR, STEARNS INTERNATIONAL LIMITED.............................................           825,000,000
DAIWA SECURITIES SB CAPITAL MARKETS EUROPE LIMITED..............................           825,000,000
DEUTSCHE BANK AG LONDON.........................................................           825,000,000
GOLDMAN SACHS INTERNATIONAL.....................................................           825,000,000
IBJ INTERNATIONAL PLC...........................................................           825,000,000
NOMURA INTERNATIONAL PLC........................................................           825,000,000
SANWA INTERNATIONAL PLC.........................................................           825,000,000
TOKYO-MITSUBISHI INTERNATIONAL PLC..............................................           825,000,000
                                                                                  --------------------

     TOTAL......................................................................     (Y)55,000,000,000
                                                                                  ====================